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                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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      Check the appropriate box:

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        14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [X]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      FIRST TENNESSEE NATIONAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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                                 SUPPLEMENT TO
                              2002 PROXY STATEMENT
                                       OF
                      FIRST TENNESSEE NATIONAL CORPORATION


VOTE ITEM NO. 3 - RATIFICATION OF APPOINTMENT OF AUDITORS

         In view of the unprecedented nature of the situation involving the independent accounting firm of Arthur Andersen LLP, the Board, upon recommendation of its Audit Committee, is removing this item from the matters to be voted on at the annual meeting of shareholders. The Audit Committee has requested management to solicit bids for audit services from members of the big five independent accounting firms, including our existing auditors. Under the circumstances, the Board is not in a position to recommend to the shareholders an independent accounting firm for ratification at the annual meeting.

                                                                 BY ORDER OF THE
                                                              BOARD OF DIRECTORS

                                                            /s/ Lenore S. Creson

                                                             Corporate Secretary
                                                                  March 18, 2002